Exhibit 32.1

Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Annual Report of pSivida Corp. (the “Company”) on Form 10-K for the year ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nancy Lurker, President and Chief Executive Officer of the Company, certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 13, 2017

/S/ NANCY LURKER
Name:	Nancy Lurker
Title:	President and Chief Executive Officer (Principal Executive Officer)